Exhibit 99.1 Press release dated July 15, 2010.

SPEEDEMISSIONS and myEZ CAR CARE SIGN STRATEGIC MARKETING AGREEMENT

myEZ Car Care to Offer CARbonga iPhone App to its Members

Speedemissions to offer VIP Discount Card to its customers

Atlanta, GA. July 15, 2010/BusinessWire/-Speedemissions, Inc. (OTC Bulletin Board: SPMI - News).

Speedemissions Inc. announced that it has signed a Strategic Marketing Agreement with myEZ Car Car LLC a New Orleans, LA. based company. Speedemissions will begin immediately offering to its hundreds of thousands of customers, through its retail emission testing/safety inspection stores, the myEZ Car Care VIP Discount Car Care Program. The VIP Program provides motorists with Loyalty Member great discounts on vehicle maintenance, rental cars, hotels, vacations and more.

Speedemissions, which recently launched CARbonga, the first iPhone app designed to help motorists with reading and understanding their vehicle's Safety and On Board Diagnostic systems, will see this new app marketed to thousands of myEZ Car Care members.

Rich Parlontieri, President/CEO stated, "We're pleased to be able to work with myEZ Car Care in a way that provides real value to our customers in these challenging economic times. Since we're not in the vehicle repair business, we see this VIP Discount Car Care Program as a service which fits very well with the Speedemissions' customer. And, the fact that CARbonga will be exposed to even more motorists is exciting for Speedemissions".

Ed Bourgeois, President/CEO of myEZ Car Care stated "We are excited to be able to offer CARbonga to our members as it compliments our VIP Discount Card and Electronic Glove Box®, our internet-based vehicle maintenance and record keeping system. Our members now have even more ways to ensure that their vehicles are properly maintained while saving money on maintenance and repairs." Bourgeois added "Speedemissions customers will enjoy the opportunity to become a VIP Discount Program Member while visiting Speedemissions AND at a reduced price, further enhancing their savings and benefits."

About Speedemissions Inc. at: www.speedemissions.com

About CARbonga at: www.carbonga.com

Speedemissions, Inc. based in Atlanta, Georgia, is a leading vehicle emissions testing and safety inspection based in Atlanta, Georgia. Speedemissions provides services in certain areas where auto testing is mandated by the Environmental Protection Agency (EPA). Since the emission testing market is highly fragmented, Speedemissions expects to be the first company to create a national brand offering their customers quick and efficient vehicle inspections. The current focus of the company is the Atlanta, GA. Houston, TX. Salt Lake City, UT .and St. Louis, MO. markets.

About myEZ Car Care at: www.myezcarcare.com

MyEZ Car Care, based in New Orleans, LA addresses the consumer's need to conveniently and efficiently maintain their vehicles in a way that enhances safety, reliability, and value. A fragmented preventive maintenance industry makes it difficult for all but the most disciplined consumer to properly maintain their vehicles therefore the Company developed the Electronic Glove Box®, its internet portal, to facilitate comprehensive record keeping and maintenance. The Company's VIP Discount Card was developed to save Members money on vehicle maintenance, rental cars, hotels, vacations and more and is co-branded with the seller providing ongoing marketing and goodwill. From the beginning, the mission of the Company has been to develop products to be consumer and seller-partner friendly, while reflecting positively on the corporate citizenship of the seller-partner.

Contact Details:
Edward J. "Ed" Bourgeois

myEZ Car Care, LLC

Phone: 504.273.0337

ebourg@myezcarcare.com

Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward- looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for Speedemissions' products and services, its ability to succeed in growing revenue, the effect of new competitors in its market, integration of acquired businesses and other risk factors identified from time to time in its filings with the Securities and Exchange Commission.

Contact Details: Speedemissions and/or CARbonga:

Brian Hollon

Business & Strategic Development Director

770-306-7667

bsh@speedemissions.com